UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2018

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
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☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Gary M. Weiss commenced serving as our chief operating officer on August 6, 2018. Mr. Weiss will be responsible for customer-facing operations and product leadership across our portfolio of asset optimization solutions in the engineering design and manufacturing and supply chain areas.
Biographical Information
Mr. Weiss served in senior management roles at OpenText Corporation, an enterprise information management software provider, from July 2012 until July 2018, including serving as Senior Vice President and General Manager, Discovery, Analytics and OEM Business from May 2016 to July 2018, Senior Vice President, Cloud Services from September 2014 to May 2016 and Senior Vice President of Information Exchange from July 2012 to September 2014. From 2003 to 2011 he held various executive-level positions at CA, Inc. (formerly Computer Associates International, Inc.), including Senior Vice President of Sales for the Security Business, Senior Vice President, Business Development and Alliances, and member of Senior Leadership team. From 2001 to 2003 he led the North American Sales, Channel, and Technology Services at e-Security, and from 1993 to 2001 he was a sales executive at Security Dynamics (subsequently RSA Security). He holds a B.A. from Tulane University. Mr. Weiss is 51 years old.
Compensation
Mr. Weiss serves at an annual salary of $425,000 and is eligible to participate in our Executive Annual Incentive Bonus Plan for the year ending June 30, 2019, with an annual bonus target of $425,000. He received a fully vested equity award on August 6, 2018 of restricted stock units equivalent to $750,000 in value and will be eligible for an additional equity grant on September 4, 2018. The company will reimburse him for reasonable location expenses incurred to move his personal residence from out of state to Massachusetts. Mr. Weiss must repay the foregoing relocation benefits if prior to the first anniversary of his appointment, he does not fully relocate to Massachusetts, he resigns without good reason, or his position is terminated by the company for cause.
Executive Retention Agreement
Mr. Weiss has entered into an executive retention agreement consistent with our agreements with our other executives other than our chief executive officer. Pursuant to the terms of his executive retention agreement, if no change in control (as defined) has occurred, and his employment is terminated without cause (as defined), Mr. Weiss will be entitled to the following:

•	payment of an amount equal to his base salary then in effect, payable over twelve months;

•	payment of an amount equal to his total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination;

•	payment of an amount equal to the cost to him of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of one year; and

•	continuation, for a period of one year, of medical, dental and vision insurance coverage to which he was entitled prior to termination.
If within twelve months following a change in control, Mr. Weiss’s employment is terminated without cause, or he terminates his employment for good reason (as defined, which includes constructive termination, relocation, a reduction in salary or benefits, or our breach of any employment agreement with him or a failure to pay benefits when due), then Mr. Weiss shall be entitled to the following:

•	payment of an amount equal to the sum of his annual base salary then in effect plus the higher of his target bonus for the then-prior or then-current fiscal year, payable in a single installment;

•	payment of an amount equal to the cost to him of providing life, disability and accident insurance benefits, payable in a single installment, for a period of one year;

•	continuation, for a period of one year, of medical, dental and vision insurance coverage to which he was entitled prior to termination; and

•
full vesting of (a) all of the options then held by him to purchase shares of our common stock, which options may be exercised by him for a period of twelve months following the date of termination (subject to the original expiration date of such options), and (b) all restricted stock and restricted stock units then held by him.

The executive retention agreement provides that the total payments received by Mr. Weiss relating to termination of his employment will be reduced to an amount equal to the highest amount that could be paid to him without subjecting such payment to excise tax as a parachute payment under IRC Section 4999, provided that no reduction shall be made if the amount by which these payments are reduced exceeds 110% of the value of any additional taxes that Mr. Weiss would incur if the total payments were not reduced.
The executive retention agreement terminates on the earliest to occur of (a) July 31, 2019, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to Mr. Weiss following a change in control. The agreement is subject to automatic renewal on August 1 of each year, unless we give notice of termination at least six months prior to the renewal date.
The foregoing description of the executive retention agreement between Mr. Weiss and the Company is not intended to be complete and is qualified in its entirety by reference to the form of agreement included as Exhibit 10.1 to this report and incorporated in this report by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description	Filed Herewith	Incorporated by Reference
			Form	Filing Date with SEC	Exhibit Number

10.1	Form of Amended and Restated Executive Retention Agreement entered into by Aspen Technology, Inc. and each executive officer of Aspen Technology, Inc. (other than Antonio J. Pietri)		10-K	August 13, 2014	10.29

99.1	Press release issued by Aspen Technology, Inc. on August 8, 2018	X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: August 10, 2018	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President, General Counsel and Secretary